EXHIBIT 23(a)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Manhattan Bagel Company, Inc.
 and Subsidiaries

We hereby consent to the use in this Form S-8, pertaining to the Manhattan Bagel Company, Inc. 1996 Stock Option Plan and to the incorporation by reference therein of our reports (a) dated September 8, 1995, with respect to the 1994 consolidated financial statements of Manhattan Bagel Company, Inc., incorporated by reference in its Annual Report (Form 10-KSB) for the year ended Decmeber 31, 1995, and (b) dated September 8, 1995, except for Note 1 as to which the date is October 31, 1996, with regard to the consolidated financial statements of Manhattan Bagel Company, Inc. included in its Current Report on Form 8-K dated May 23, 1996, as amended, both filed with the Securities and Exchange Commission.



                                          /s/ AMPER, POLITZINER & MATTIA

                                              AMPER, POLITZINER & MATTIA


October 31, 1996
Edison, New Jersey